UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AVIDITY BIOSCIENCES, INC.

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NOVARTIS AG

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Securities Exchange Act of 1934, as amended

Subject Company: Avidity Biosciences, Inc.

Commission File No.: 001-39321

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 6-K REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 or 15d-16 OF THE SECURITIES EXCHANGE ACT OF 1934 Report on Form 6-K dated October 27, 2025 (Commission File No. 1-15024) ____________________ Novartis AG (Name of Registrant) Lichtstrasse 35 4056 Basel Switzerland (Address of Principal Executive Offices) ____________________ Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F: ☒ Form 40-F: ☐

Novartis International AG CH-4002 Basel Switzerland https://www.novartis.com http://x.com/NovartisNews PRESS RELEASE MEDIA & INVESTOR RELEASE Novartis agrees to acquire Avidity Biosciences, an innovator in RNA therapeutics, strengthening its late-stage neuroscience pipeline Ad hoc announcement pursuant to Art. 53 LR · Transaction strengthens neuroscience franchise for Novartis with three late-stage programs that address genetic neuromuscular diseases · Advances the Novartis xRNA strategy by adding a scientifically robust, muscle-directed, Antibody Oligonucleotide Conjugates (AOCs™) platform and first-in-disease pipeline · Expected to unlock multi-billion-dollar opportunities with planned product launches before 2030 · Raises expected 2024-2029 sales CAGR for Novartis from +5% to +6%, and bolsters mid-single digit long-term growth · As part of the agreement, Avidity will separate its early-stage precision cardiology programs into a new company (“SpinCo”) prior to closing · Consideration totals USD 12bn in cash; closing expected in H1 2026 subject to completion of the separation of SpinCo from Avidity and other customary closing conditions Basel, October 26, 2025 – Novartis today announced that it has entered into an agreement to acquire Avidity Biosciences, Inc. (Nasdaq: RNA), a San Diego-based, biopharmaceutical company focused on a new class of therapeutics enabling RNA delivery to muscle. The acquisition will follow the separation of Avidity’s early-stage precision cardiology programs. Avidity is committed to delivering a new class of pioneering RNA therapeutics called Antibody Oligonucleotide Conjugates (AOCs™) for serious, genetic neuromuscular diseases. The proposed acquisition will bring Avidity’s late-stage neuroscience programs into Novartis and provide Novartis access to a differentiated RNA-targeting delivery platform. These programs are expected to advance the company’s neuroscience strategy and complement the current pipeline with potential first-in-class therapeutic candidates that address the genetic drivers of muscle-damaging conditions. “Avidity’s pioneering AOC platform for RNA therapeutics and its late-stage assets bolster our commitment to delivering innovative, targeted and potentially first-in-class medicines to treat devastating, progressive neuromuscular diseases,” said Vas Narasimhan, CEO of Novartis. “The Avidity team has built robust programs with industry-leading delivery of RNA therapeutics to muscle tissue. We look forward to developing these programs to meaningfully change the trajectory of diseases for patients.” The proposed acquisition raises the expected 2024-2029 sales CAGR for Novartis from +5% to +6% CAGR, representing a significant opportunity to deliver substantial shareholder returns over time.

Accelerating innovative RNA science and AOC therapies for patients with neuromuscular disease The proposed acquisition aligns with the long-term neuroscience strategy of Novartis, expanding the company’s pipeline with potential near-term launches in genetically defined diseases with high unmet need. The Avidity programs feature potential first-in-class, late-stage disease-modifying therapies in myotonic dystrophy type 1 (DM1), a rare progressive neuromuscular disorder with a poor prognosis and no disease-modifying therapies; facioscapulohumeral muscular dystrophy (FSHD), a rare hereditary disorder causing relentless loss of muscle function and progressive disability; and Duchenne muscular dystrophy (DMD), a severe, early-onset disease marked by progressive muscle damage and reduced life expectancy. The proposed acquisition is expected to create an industry-leading pipeline, building on the Novartis expertise in spinal muscular atrophy and commercialization capabilities in genetic neuromuscular diseases. Avidity aims to deliver meaningful patient benefits by addressing root genetic causes, restoring muscle function, and potentially slowing disease progression. Its AOC platform combines the tissue specificity of monoclonal antibodies with the precision of oligonucleotides, enabling targeted delivery to previously hard-to-reach muscle cells. AOCs carry disease-specific, oligonucleotide payloads intended to correct underlying genetic mechanisms and enable targeted, disease-modifying therapies with the potential to have significant impact on patient lives. Transaction details Under the terms of the transactions, which have been unanimously approved by the Boards of Directors of both companies, Novartis, through a merger with a newly formed indirect wholly owned subsidiary, will acquire all outstanding shares of Avidity. Pursuant to the terms of the merger agreement, holders of Avidity common stock will receive USD 72.00 per share in cash at closing, representing a premium of 46% to the closing share price on October 24, 2025, and valuing the company at approximately USD 12bn on a fully diluted basis and representing an enterprise value of approximately USD 11bn at the expected closing date. Prior to the closing of the merger, Avidity will transfer to SpinCo, a wholly owned subsidiary of Avidity, the early-stage precision cardiology programs and collaborations of Avidity. The transfer includes certain Avidity assets whose transfer will trigger a right of first negotiation with an existing collaboration partner of Avidity. Holders of Avidity common stock will receive (1) a distribution of one share of SpinCo for every ten shares of Avidity they hold and/or (2) a pro rata cash distribution of the proceeds received by Avidity prior to the closing if certain SpinCo assets are, or SpinCo itself is, sold to a third party. The acquisition by Novartis of Avidity is subject to the completion of a spin-off or a sale of SpinCo and other customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity stockholders. The companies expect the merger to close in the first half of 2026. Until closing, Novartis and Avidity will continue to operate as separate and independent companies. Novartis Investor Call Novartis will host a conference call for investors to discuss the transaction on October 27, 2025 at 1 pm CET. Details can be found at https://www.novartis.com/investors/event-calendar. About Avidity Biosciences Avidity Biosciences, Inc., is a biopharmaceutical company developing Antibody Oligonucleotide Conjugates (AOCs™) to treat serious diseases, with an initial focus on rare neuromuscular genetic disorders such as DM1, FSHD, and DMD. Avidity’s proprietary platform is designed to achieve targeted delivery of RNA therapeutics to muscle tissue via TfR1 mAb, enabling modulation of disease-causing genetic mechanisms. Avidity integrates patient perspectives into development and is advancing pivotal studies, including HARBOR™, FORTITUDE™ and EXPLORE44, supported by a robust translational and biomarker framework. The company also pursues programs in precision cardiology and immunology through internal discovery and partnerships.

About Novartis Novartis is an innovative medicines company. Every day, we work to reimagine medicine to improve and extend people’s lives so that patients, healthcare professionals and societies are empowered in the face of serious disease. Our medicines reach more than 300 million people worldwide. Reimagine medicine with us: Visit us at https://www.novartis.com and connect with us on LinkedIn, Facebook, X/Twitter and Instagram. Additional information and Where to Find It In connection with the spin-off and the merger (the “Transactions”), Novartis, Avidity and SpinCo intend to file relevant documents with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement to be filed by Avidity. The definitive proxy statement and proxy card will be delivered to the stockholders of Avidity in advance of the special meeting relating to the Transactions. This document is not a substitute for the proxy statement or any other document that may be filed by Avidity with the SEC. AVIDITY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF NOVARTIS AND AVIDITY WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE TRANSACTIONS. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Novartis and Avidity, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Novartis and Avidity make available free of charge at the Novartis website at www.novartis.com/investors/financial-data/sec-filings and Avidity’s website at investors.aviditybiosciences.com/sec-filings, respectively, copies of documents they file with, or furnish to, the SEC. Participants in the Solicitation This press release does not constitute a solicitation of a proxy. Novartis, Avidity and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Avidity in connection with the Transactions. Information regarding the special interests of these directors and executive officers in the Transactions will be included in the definitive proxy statement referred to above. Security holders may also obtain information regarding the names, affiliations and interests of the Novartis directors and executive officers in the Novartis Annual Report on Form 20-F for the fiscal year ended December 31, 2024, which was filed with the SEC on January 31, 2025. Security holders may obtain information regarding the names, affiliations and interests of Avidity’s directors and executive officers in Avidity’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 29, 2025. To the extent the holdings of Avidity’s securities by Avidity’s directors and executive officers have changed since the amounts set forth in Avidity’s definitive proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Novartis website at https://www.novartis.com and Avidity’s website at https://aviditybiosciences.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement. No Offer or Solicitation This press release is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “launch,” “on track” or similar terms, or by express or implied discussions regarding the proposed acquisition of Avidity and Avidity’s related spin-off, the expected timetable for completing each of the proposed Transactions, the composition of the assets and liabilities to be held by SpinCo and Avidity following the spin-off, the management team for SpinCo and its cash balance, potential marketing approvals, new indications or labeling for Avidity’s product candidates, Avidity’s platform and preclinical assets, or potential future revenues from Avidity’s product candidates. You should not place undue reliance on these statements. Such forward-looking statements are based on our current beliefs and expectations regarding future events and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that Avidity’s investigational products will be submitted or approved for sale or for any additional indications or labeling in any market or at any particular time, or that Avidity’s approach to the discovery and development of product candidates based on its AOC™ platform will produce any products of commercial value. There can be no guarantee that the conditions to the closing of the Transactions will be satisfied on the expected timetable or at all or that the expected benefits or synergies from the Transactions will be achieved in the expected timeframe, or at all. In particular, expectations regarding Avidity, SpinCo, or the Transactions could be affected by, among other things, the timing of the satisfaction of customary closing conditions, including the receipt of regulatory approvals and the approval of Avidity’s stockholders, on acceptable terms or at all; risks and costs related to the implementation of the separation of SpinCo, including the ability to complete the separation in the anticipated timeframe, or at all, and any changes to the configuration of the businesses included in the separation if implemented; the sale of certain of SpinCo’s assets pursuant to a third party right of first negotiation; the risk that competing offers or acquisition proposals will be made; the effects of disruption from the Transactions and the impact of the announcement and pendency of the Transactions on Novartis and/or Avidity’s businesses, including their relationships with employees, business partners or governmental entities; the risk that the Transactions may be more expensive to complete than anticipated; the risk that stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; a diversion of management’s attention from ongoing business operations and opportunities as a result of the Transactions or otherwise; the uncertainties inherent in research and development, including clinical trial results and additional analysis of existing clinical data; regulatory actions or delays or government regulation generally; and the risks and factors referred to in Novartis AG’s most recent Annual Report on Form 20-F for the year ended December 31, 2024, Avidity’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and any subsequent filings made by either party with the SEC, available on the SEC’s website at www.sec.gov. Novartis is providing the information in this press release as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise, except to the extent required by law. # # # Novartis Media Relations E-mail: media.relations@novartis.com Novartis Investor Relations Central investor relations line: +41 61 324 7944 E-mail: investor.relations@novartis.com

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized. Novartis AG Date: October 27, 2025 By: /s/ PAUL PENEPENT Name: Paul Penepent Title: Head of Financial Reporting and Accounting